Exhibit 4.2

EXECUTION VERSION

SECOND AMENDED AND RESTATED TRUST AGREEMENT

among

The Goldman Sachs Group Inc.,

as Sponsor,

The Bank of New York Mellon,

as Property Trustee,

BNY Mellon Trust of Delaware,

as Delaware Trustee,

the Administrative Trustees (as named herein),

and the several Holders of the Trust Securities

Dated as of March 23, 2016

of

Goldman Sachs Capital V

(to be known as Goldman Sachs Capital III)

The Goldman Sachs Group, Inc.

Certain Sections of this Second Amended and Restated Trust Agreement relating to Section 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Trust Agreement Section
§ 310(a)(1)	8.7
(a)(2)	8.7
(a)(3)	8.9
(a)(4)	2.7(a)(ii)
(b)	8.8
(c)	Not applicable
§ 311(a)	8.13
(b)	8.13
§ 312(a)	5.7
(b)	5.7
(c)	5.7
§ 313(a)	8.15(a), 8.15(b)
(b)	8.15(b)
(c)	11.8
(d)	8.15(c)
§ 314(a)	8.16
(b)	Not applicable
(c)(1)	8.17
(c)(2)	8.17
(c)(3)	Not applicable
(d)	Not applicable
(e)	1.1, 8.17
§ 315(a)	8.1(a), 8.3(a)
(b)	8.2, 11.8
(c)	8.1(d)
(d)	8.1(e), 8.3
(e)	Not applicable
§ 316(a)	Not applicable
(a)(1)(A)	Not applicable
(a)(1)(B)	5.14(b)
(a)(2)	Not applicable
(b)	5.14(c)
(c)	6.8
§ 317(a)(1)	Not applicable
(a)(2)	8.14
(b)	5.9
§ 318(a)	11.10
(b)	11.10

Note:	This reconciliation and tie shall not, for any purpose be deemed to be part of the Second Amended and Restated Trust Agreement.

-i-

TRUST AGREEMENT

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EXHIBITS:

Exhibit A – Certificate of Trust

Exhibit B – Form of Common Securities Certificate

Exhibit C – Form of Apex Certificate

-iii-

SECOND AMENDED AND RESTATED TRUST AGREEMENT, dated as of March 23, 2016, among (i) THE GOLDMAN SACHS GROUP INC., a Delaware corporation (including any successors or assigns, the “Sponsor”), (ii) THE BANK OF NEW YORK MELLON, as property trustee (in such capacity, the “Property Trustee”); (iii) BNY MELLON TRUST OF DELAWARE (the “Delaware Trustee”), (iv) Manda J. D’Agata, an individual, Steven M. Bunson, an individual and Rajashree Datta, an individual, each of whose address is c/o The Goldman Sachs Group Inc., 200 West Street, New York, NY 10282 (each, an “Administrative Trustee,” and collectively, the “Administrative Trustees”) (the Property Trustee, the Delaware Trustee, and the Administrative Trustees being referred to collectively as the “Issuer Trustees”), and (iv) the several Holders, as hereinafter defined. This Trust Agreement shall be deemed effective immediately prior to the Effective Time.

RECITAL OF THE SPONSOR

The Sponsor and the Delaware Trustee have heretofore duly declared and established a statutory trust (the “Issuer Trust”), pursuant to the Delaware Statutory Trust Act (as hereinafter defined) by entering into that certain Trust Agreement, dated February 15, 2005 (as amended on March 23, 2016, the “Original Trust Agreement”), and by the execution and filing with the Secretary of State of the State of Delaware (the “Secretary of State”) the Certificate of Trust, filed on February 15, 2005, attached as Exhibit A (the “Certificate of Trust”).

The parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the change of the Issuer Trust’s name to “Goldman Sachs Capital III,” with effect at and from the Effective Time; (ii) the issuance of the Common Securities by the Issuer Trust to the Sponsor, pursuant to the Agreement of Merger at the Effective Time, (iii) the issuance of Apex by the Issuer Trust pursuant to the Agreement of Merger at the Effective Time and (iv) the appointment or confirmation of appointment of the Property Trustee, the Delaware Trustee and Administrative Trustees.

NOW, THEREFORE, THIS TRUST AGREEMENT WITNESSETH: For and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions.

For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

(ii) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein.

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(iii) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles that are generally accepted in the United States at the date or time of such computation; provided that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Sponsor.

(iv) The words “hereby”, “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

“2007 Trust” means Goldman Sachs Capital III, a Delaware statutory trust created under the Delaware Statutory Trust Act pursuant to the filing of a Certificate of Trust in the office of the Secretary of State on January 20, 2004, which was amended and restated on May 15, 2007, further amended on July 2, 2008 and then again amended and restated by a Second Amended and Restated Declaration of Trust on January 6, 2012 (the “2007 Declaration of Trust”).

“Act” has the meaning specified in Section 6.9.

“Actual/360 Basis” means, for purposes of calculating the rate of Distributions, such rate calculated on the basis of a 360-day year and the number of days actually elapsed.

“Administrative Trustee” means each of the individuals identified as an “Administrative Trustee” in the preamble to this Trust Agreement solely in such individual’s capacity as Administrative Trustee of the Issuer Trust and not in such individual’s individual capacity, or such Administrative Trustee’s successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement of Merger” means the Agreement of Merger, dated as of March 23, 2016, between the 2007 Trust and the Issuer Trust.

“Apex” means a beneficial interest in the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided for Apex in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Apex Certificate” means (i) a certificate evidencing ownership of Apex issued prior to the Effective Time pursuant to the 2007 Declaration of Trust or (ii) a certificate evidencing ownership of Apex, substantially in the form attached as Exhibit C.

“Authorized Officer” of any Person means any officer of such Person or any Person authorized by or pursuant to a resolution of the Board of Directors of such Person.

“Bankruptcy Event” means, with respect to any Person:

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(a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

“Bankruptcy Laws” has the meaning specified in Section 11.9.

“Base Indenture” means the Subordinated Debt Indenture, dated as of February 20, 2004, between the Sponsor and The Bank of New York Mellon, as amended or supplemented from time to time.

“Board of Directors” means either the board of directors (or similar body) of any Person or any committee of that board of directors (or similar body) duly authorized to act.

“Book-Entry Transfer” means, as to Apex represented by Book-Entry Apex Certificates that settle and clear through a Clearing Agency’s system, transfer or delivery in accordance with the rules and procedures of the applicable Clearing Agency (including, in the case of DTC if it is the Clearing Agency, book-entry deliveries through DTC’s Deposit/Withdrawal at Custodian DWAC system).

“Book-Entry Apex” means Apex the ownership and transfers of which shall be made through book entries by a Clearing Agency as provided in Section 5.11.

“Book-Entry Apex Certificate” means an Apex Certificate evidencing ownership of Book-Entry Apex.

“Business Day” means any day other than a Saturday, Sunday, or any other day on which banking institutions and trust companies in New York, New York or Wilmington, Delaware are permitted or required by any applicable law to close.

“Certificate” means an Apex Certificate or a Common Securities Certificate.

“Certificate Custodian” means the Securities Registrar, as custodian with respect to the Book-Entry Apex Certificates representing the Apex, or any successor entity thereto.

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“Certificate of Designation” means the “Certificate of Designation of Perpetual Non-Cumulative Preferred Stock, Series F”, dated May 15, 2007, setting forth the resolutions of the Sponsor’s Board of Directors fixing the designations, voting powers, preferences and relative, participating and other special rights, and qualifications, limitations and restrictions thereof of the shares of the Preferred Stock as a new series of the Sponsor’s stock.

“Certificate of Trust” has the meaning specified in the recitals hereof, as amended from time to time.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. DTC will be the initial Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Code” has the meaning specified in Section 4.5.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Securities Certificate” means (i) a Common Securities Certificate issued prior to the Effective Time pursuant to the 2007 Declaration of Trust or (ii) a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit B.

“Common Security” means a beneficial interest in the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Corporate Trust Office” means when used with respect to the Property Trustee or Securities Registrar, the office of the Property Trustee or Securities Registrar at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Mellon, 101 Barclay Street, Floor 7W, New York, New York 10286, Attn: Corporate Trust Administration.

“Definitive Apex Certificates” means either or both (as the context requires) of (i) Apex Certificates issued as Book-Entry Apex Certificates as provided in Section 5.11, and (ii) Apex Certificates issued in certificated, fully registered form as provided in Section 5.13.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq., as it may be amended from time to time.

“Delaware Trustee” means the Person identified as the “Delaware Trustee” in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

“Distribution Date” means each March 1, June 1, September 1 and December 1, or if any such date is not a Business Day, the next Business Day.

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“Distribution Rate” means for each Distribution Period and related Distribution Date, the greater of (A) Three-Month LIBOR for such Distribution Period plus 0.7675% and (B) 4.000% (calculated on an Actual/360 Basis).

“Distribution Period” means each period of time beginning on a Distribution Date and continuing to but not including the next succeeding Distribution Date.

“Distributions” means amounts payable in respect of the Trust Securities as provided in Section 4.1.

“Dividend Payment Date” has the meaning specified in the Certificate of Designation.

“DTC” means The Depository Trust Company.

“Early Dissolution Event” has the meaning specified in Section 9.2.

“Effective Time” has the meaning specified in the Agreement of Merger.

“Event of Default” means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the occurrence of a Preferred Stock Default; or

(b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

(c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

(d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Trustees and to the Sponsor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Apex a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

“FATCA Withholding Tax” has the meaning specified in Section 4.5.

“Guarantee Agreement” means the Guarantee Agreement executed and delivered by the Sponsor and The Bank of New York Mellon, as guarantee trustee, contemporaneously with the execution and delivery of this Second Amended and Restated Trust Agreement, for the benefit of the holders of the Apex, as amended from time to time.

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“Holder” means, with respect to a Trust Security, the Person in whose name the Trust Security evidenced by a Certificate is registered in the Security Register (and any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act); provided, however, that solely for the purpose of determining whether the Holders of the requisite number of Apex have voted on any matter (and not for any other purpose hereunder), if the Apex remain in the form of one or more Book-Entry Apex Certificates and if the Clearing Agency (or its nominee) that is the registered holder of such Book-Entry Apex Certificate has sent an omnibus proxy assigning voting rights to the Clearing Agency Participants to whose accounts the Apex are credited on the record date, the term “Holder” shall mean such Clearing Agency Participant acting at the direction of the Owners.

“Indemnified Person” has the meaning specified in Section 8.6(c).

“Investment Company Act” means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

“Issuer Trust” means the Delaware statutory trust known as “Goldman Sachs Capital V” (to be known as “Goldman Sachs Capital III”), which was created under the Delaware Statutory Trust Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust, and continued pursuant to this Trust Agreement.

“Issuer Trustees” means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Like Amount” means 1/100th of a share of Preferred Stock for each Apex or Common Security;

“Liquidation Amount” means the stated amount of $1,000 per Trust Security.

“Liquidation Date” means the date of the distribution of the assets of the Issuer Trust to Holders pursuant to Section 9.4.

“Liquidation Distribution” has the meaning specified in Section 9.4(d).

“Majority in Liquidation Amount” means, except as provided by the Trust Indenture Act, Apex representing more than 50% of the aggregate Liquidation Amount of all Outstanding Apex.

“Merger” means the merger of 2007 Trust with and into the Issuer Trust pursuant to the Agreement of Merger.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by any two Authorized Officers of such Person. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

(a) a statement by each officer signing the Officers’ Certificate that such officer has read the covenant or condition and the definitions relating thereto;

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(b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers’ Certificate;

(c) a statement that such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Sponsor or an Affiliate of the Sponsor, and who shall be reasonably acceptable to the Property Trustee.

“Original Trust Agreement” has the meaning specified in the recitals to this Trust Agreement.

“Outstanding,” when used with respect to Trust Securities of a Series, means, as of the date of determination, all Trust Securities of such Series theretofore executed and delivered under this Trust Agreement, except:

(a) Trust Securities of such Series theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

(b) Trust Securities of such Series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

(c) Trust Securities of such Series that have been paid or in exchange for or in lieu of which other Apex have been executed and delivered pursuant to Sections 5.4, 5.5 and 5.11;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Apex have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Apex owned by the Sponsor, any Issuer Trustee, or any Affiliate of the Sponsor or any Issuer Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Apex that such Issuer Trustee actually knows to be so owned shall be so disregarded, and (b) the foregoing shall not apply at any time when all of the outstanding Apex are owned by the Sponsor, one or more of the Trustees, and/or any such Affiliate. Apex so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right so to act with respect to such Apex and that the pledgee is not the Sponsor or any Affiliate of the Sponsor.

“Owner” means each Person who is the beneficial owner of Book-Entry Apex as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

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“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be The Bank of New York Mellon.

“Payment Account” means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee initially with The Bank of New York Mellon, in its trust department for the benefit of the Holders in which all amounts paid in respect of the Preferred Stock will be held and from which the Property Trustee, in its capacity as Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Predecessor Apex” means the normal automatic preferred enhanced capital securities of the 2007 Trust issued and outstanding immediately prior to the Effective Time.

“Predecessor Apex Certificate” of any particular Apex Certificate means every previous Apex Certificate evidencing all or a portion of the rights and obligations of the Issuer Trust and the Holder under the Predecessor Apex evidenced thereby; and, for the purposes of this definition, any Apex Certificate delivered under Section 5.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Apex Certificate shall be deemed to evidence the same rights and obligations of the Sponsor and the Holder as the mutilated, destroyed, lost or stolen Apex Certificate.

“Predecessor Common Securities” means the common securities of the 2007 Trust issued and outstanding immediately prior to the Effective Time.

“Predecessor Common Securities Certificate” means a certificate evidencing Predecessor Common Securities, substantially in the form attached as Exhibit C to the 2007 Declaration of Trust.

“Preferred Stock” means the perpetual Non-Cumulative Preferred Stock, Series F, $100,000 liquidation preference per share, of the Sponsor.

“Preferred Stock Default” means the failure of the Sponsor to comply in any material respect with any of its obligations as issuer of the Preferred Stock, including in the Certificate of Designation, the Sponsor’s certificate of incorporation, or arising under applicable law.

“Preferred Stock Redemption Date” means, with respect to any shares of Preferred Stock to be redeemed under the Certificate of Designation, the date fixed for redemption of such shares under the Certificate of Designation.

“Property Trustee” means the Person identified as the “Property Trustee” in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

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“Redemption Date” means, with respect to any Apex to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Preferred Stock Redemption Date shall be a Redemption Date for a like amount of Apex.

“Redemption Price” means, with respect to any Apex and Common Securities and the related Apex Redemption Date, the redemption price for a Like Amount of Preferred Stock redeemed in accordance with the Certificate of Designation.

“Relevant Trustee” shall have the meaning specified in Section 8.10.

“Responsible Officer” means, with respect to any Trustee other than an Administrative Trustee, any officer assigned to such Trustee’s corporate trust department having direct responsibility for the administration of this Trust Agreement, or with respect to a particular corporate trust matter, any officer of such Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Secretary of State” has the meaning specified in the Recitals.

“Securities Act” means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

“Securities Register” has the meaning specified in Section 5.4.

“Securities Registrar” means the transfer agent and registrar designated by the Administrative Trustees for the Trust Securities pursuant to Section 5.4.

“Series” means each of the Apex and the Common Securities, each a separate series of beneficial interests in the Issuer Trust.

“Sponsor” has the meaning specified in the preamble to this Trust Agreement.

“Sponsor Affiliated Owner” has the meaning specified in Section 4.7.

“Successor Securities” has the meaning specified in Section 9.5.

“Three-Month LIBOR” means, for any Distribution Period, “Three-Month LIBOR” for the corresponding Dividend Period as defined in and determined pursuant to the Certificate of Designation.

“Transaction Agreements” means each of the Agreement of Merger, the Guarantee Agreement, and any other agreement determined by any Issuer Trustee to be appropriate in exercising the authority, express or implied, otherwise granted to the Issuer Trustees under this Trust Agreement.

“Trust Agreement” means this Second Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

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“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Trust Property” means following the Effective Time (a) the Preferred Stock held by the Issuer Trust, (b) the rights of the Issuer Trust under the Transaction Agreements, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Issuer Trust or the Property Trustee on behalf of the Issuer Trust pursuant to the Trust Agreement.

“Trust Security” means any one of the Common Securities or the Apex.

“Trust Securities Certificate” means any one of the Common Securities Certificates or the Apex Certificates.

“United States Person” means, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic partnership, a domestic corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, and a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

ARTICLE II

CONTINUATION OF THE ISSUER TRUST; ISSUANCE OF APEX; AND RELATED MATTERS

Section 2.1 Name.

The statutory trust was originally known as “Goldman Sachs Capital V” at all time prior to the Effective Time. With effect from the Effective Time, the statutory trust continued hereby shall be known as “Goldman Sachs Capital III,” as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders and the other Issuer Trustees, in which name the Administrative Trustees and the other Issuer Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued on behalf of the Issuer Trust.

Section 2.2 Office of the Delaware Trustee; Principal Place of Business.

The address of the Delaware Trustee in the State of Delaware is BNY Mellon Trust of Delaware, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware, 19809, Attention: Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Sponsor, the Property Trustee and the Administrative Trustees. The principal executive office of the Issuer Trust is c/o The Goldman Sachs Group, Inc., 200 West Street, New York, NY 10282.

Section 2.3 Initial Contribution of Trust Property; Organizational Expenses.

The Issuer Trustees acknowledge receipt from the Sponsor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Sponsor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request

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of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Sponsor shall not make any claim upon the Trust Property for the payment of such expenses.

Section 2.4 Conversion of the Predecessor Apex.

The Sponsor, on behalf of the Issuer Trust and pursuant to the Original Trust Agreement, executed and delivered the Agreement of Merger. As provided in the Agreement of Merger, at the Effective Time each Predecessor Apex will be converted in the Merger into one Apex, as a result of which 500,000 Apex shall be issued and outstanding immediately following the Merger. Each certificate that immediately prior to the Merger evidenced Predecessor Apex shall, thereafter, evidence the Apex into which such Predecessor Apex have been converted.

Section 2.5 Conversion of the Predecessor Common Securities.

As provided in the Agreement of Merger, at the Effective Time, each of the Predecessor Common Securities will be converted in the Merger into one Common Security, as a result of which Common Securities, having a Liquidation Amount of $1,000 and having an aggregate Liquidation Amount of $10,000, shall be issued and outstanding immediately following the Merger. Each certificate that immediately prior to the Merger evidenced Predecessor Common Securities shall thereafter evidence the Common Securities into which such Predecessor Common Securities shall have been converted.

Section 2.6 Declaration of Trust.

The exclusive purposes and functions of the Issuer Trust are (a) to issue Trust Securities pursuant to the Agreement of Merger, (b) to hold Preferred Stock acquired pursuant to the Agreement of Merger, and (c) to engage in those activities necessary or incidental thereto. The Sponsor hereby reaffirms the appointment of the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Issuer Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrative Trustees, or any of the duties and responsibilities of the Issuer Trustees generally, set forth herein. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Delaware Statutory Trust Act. The duties of the Delaware Trustee are limited to (a) accepting legal process served on the Issuer Trust in the State of Delaware and (b) at the Property Trustee’s direction, executing and filing certificates required to be filed with the Secretary of State of the State of Delaware under Section 3811 of the Delaware Statutory Trust Act. The Merger, the Agreement of Merger and the Certificate of Merger referenced in the Agreement of Merger, have been fully authorized by the Original Trust Agreement and are hereby approved and ratified in all respects. Without the need for consent or action of any person, the Merger may be consummated, and the Issuer Trust may execute, deliver, perform and file, if applicable, the Agreement of Merger and Certificate of Merger.

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Section 2.7 Authorization to Enter into Certain Transactions.

(a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in Section 2.7(b), and in accordance with the following clauses (i) and (ii) of this Section 2.7(a), the Issuer Trustees shall have the authority to enter into all transactions and agreements determined by the Issuer Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Issuer Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

(i) As among the Issuer Trustees, the Administrative Trustees, and each of them, shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

(A) execution of the Trust Securities on behalf of the Issuer Trust in accordance with this Trust Agreement and the issuance of the Trust Securities;

(B) execution and delivery on behalf of the Issuer Trust of the Transaction Agreements and the performance by the Issuer Trust of its obligations and exercise by the Issuer Trust of its rights thereunder;

(C) causing the Issuer Trust to enter into, and to execute, deliver and perform any agreement with respect to an exchange pursuant to Section 4.7, and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

(D) assisting in the registration of the Apex under the Securities Act and under state securities or blue sky laws, and the qualification of the Trust Agreement under the Trust Indenture Act;

(E) assisting in the listing of the Apex upon such securities exchange or exchanges, if any, as shall be determined by the Sponsor, with the registration of the Apex under the Exchange Act, if required, and with the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

(F) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Preferred Stock to the Holders in accordance with this Trust Agreement;

(G) appointing a Paying Agent and a Securities Registrar and any successor Paying Agent or Securities Registrar in accordance with this Trust Agreement in addition to The Bank of New York Mellon, as initial Paying Agent and Securities Registrar;

(H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Issuer Trust;

(I) unless otherwise required by the Delaware Statutory Trust Act, the Trust Indenture Act or other applicable law, execution on behalf of the Issuer Trust (either acting alone or together with any or all of the Administrative Trustees) of any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement;

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(J) the taking of any action incidental to the foregoing as the Issuer Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement; and

(K) the taking of any action required to be taken by the Administrative Trustees under any of the Transaction Agreements.

(ii) As among the Issuer Trustees, the Property Trustee shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

(A) the establishment of the Payment Account;

(B) the receipt of the Preferred Stock pursuant to the Merger Agreement and holding the Preferred Stock;

(C) the collection of payment of dividends, redemption price and other payments made in respect of the Preferred Stock and the holding of such amounts in the Payment Account;

(D) the distribution through the Paying Agent of amounts or property or instruments distributable to the Holders in respect of the Trust Securities;

(E) the exercise of all of the rights, powers and privileges of a holder of the Preferred Stock for so long as the Issuer Trust holds Preferred Stock, subject to Articles V and VI of this Trust Agreement;

(F) the sending of notices of default and other information regarding the Trust Securities, the Preferred Stock and the Transaction Agreements to the Holders in accordance with this Trust Agreement;

(G) the setting of any special record date in accordance with Section 4.1(d), and the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

(H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State; and

(I) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee), the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and to protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

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Except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

(b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transactions except as expressly provided herein or contemplated hereby. In particular, the Issuer Trustees (acting on behalf of the Issuer Trust) shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would cause the Issuer Trust to become taxable as a corporation or classified as a partnership for U.S. federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, except as expressly provided herein, (vi) apply any of the Trust Property or its proceeds other than as provided herein, (vii) acquire any assets other than the Trust Property, (viii) possess any power or otherwise act in such a way as to vary the Trust Property, except as expressly provided herein, (ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Securities) or (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Issuer Trust other than the Trust Securities. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

(c) In connection with the issuance of the Apex pursuant to the Agreement of Merger and any resale of Apex by the Sponsor or any Affiliate following the Effective Date, the Sponsor shall have the right and, if the Sponsor shall desire that the actions be taken, the responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Sponsor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

(i) the preparation and filing by the Issuer Trust with the Commission of and the execution on behalf of the Issuer Trust of a registration statement on the appropriate form in relation to the Apex, including any amendments thereto;

(ii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Apex and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trust of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such states;

(iii) the preparation for filing by the Issuer Trust and execution on behalf of the Issuer Trust of an application to the New York Stock Exchange or any other national stock exchange or any automated quotation system for listing upon notice of issuance of any Apex and filing with such exchange or self-regulatory organization such notification and documents as may be necessary from time to time to maintain such listing;

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(iv) the negotiation of the terms of, and the execution and delivery of, the Agreement of Merger; and

(v) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

(d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes. In this connection, the Sponsor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that they determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Apex. In no event shall the Sponsor or the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this Section that results from a change in law or regulation or in the interpretation thereof.

Section 2.8 Assets of Issuer Trust.

The assets of the Issuer Trust shall consist solely of the Trust Property.

Section 2.9 Title to Trust Property.

Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.

ARTICLE III

PAYMENT ACCOUNT

Section 3.1 Payment Account.

(a) On or prior to the Effective Time, the Property Trustee shall establish or cause to be established the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

(b) The Property Trustee shall deposit or cause to be deposited in the Payment Account, promptly upon receipt, (i) all payments of dividends on or the redemption price of, and other payments or proceeds with respect to, the Preferred Stock and (ii) all other cash amounts received as payments on or with respect to the Trust Property. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

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ARTICLE IV

DISTRIBUTIONS; REDEMPTION, ETC.

Section 4.1 Distributions.

(a) The Trust Securities represent beneficial interests in the Issuer Trust, and Distributions will be made on the Distribution Dates, as provided in Sections 4.1(b) and (c).

(b) Subject to Section 4.1(c):

(i) Distributions will be payable in cash on each Distribution Date;

(ii) the Distributions payable on each Distribution Date for the related Distribution Period will be at a rate per annum applied to the Liquidation Amount per Apex and Common Security equal to the Distribution Rate for such Distribution Period; and

(iii) Distributions shall be non-cumulative.

(c) Distributions on the Trust Securities shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

(d) Distributions in cash on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date for such Distribution Date, which shall be the last day of the month immediately preceding the month in which the relevant Distribution Date falls. Distributions payable on any Trust Securities that are not punctually paid on an applicable Distribution Date will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Trust Securities are registered on the special record date or other specified date for determining Holders entitled to such defaulted Distributions.

Section 4.2 Redemption.

(a) On each Preferred Stock Redemption Date, the Issuer Trust will be required to redeem a Like Amount of Apex and Common Securities at the Preferred Stock Redemption Price.

(b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Security Register. All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the CUSIP number of the Apex;

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(iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

(v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(c)(ii) below; and

(vi) if the Apex Certificates are not Book-Entry Apex Certificates on the Redemption Date, the place or places where the Apex Certificates are to be surrendered for the payment of the Redemption Price.

(c) In the case of a redemption of Apex and Common Securities pursuant to Section 4.2(a), in each case for payment of a cash Redemption Price:

(i) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of a Like Amount of Preferred Stock. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account from the Sponsor’s redemption of Preferred Stock, for the payment of such Redemption Price.

(ii) If the Property Trustee gives a notice of redemption in respect of any Apex, then, by 12:00 noon, New York City time, on the Redemption Date, the Property Trustee or Paying Agent will, with respect to Book-Entry Apex, irrevocably deposit with the Clearing Agency for such Book-Entry Apex, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Apex. With respect to Apex that are not Book-Entry Apex, the Property Trustee, subject to Section 4.2(c)(i), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Apex upon surrender of their Apex Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be outstanding. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Sponsor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

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(iii) Subject to Section 4.3(a), if less than all the Outstanding Apex and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Apex and Common Securities to be redeemed shall be allocated pro rata to the Common Securities and the Apex being redeemed based upon the relative Liquidation Amounts of such Series. The particular Apex to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Apex not previously called for redemption by any method the Property Trustee deems fair and appropriate, provided that so long as the Apex are in book-entry form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Apex. The Property Trustee shall promptly notify the Securities Registrar in writing of the Apex selected for redemption and, in the case of any Apex selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Apex shall relate, in the case of any Apex redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Apex that has been or is to be redeemed.

Section 4.3 Subordination of Common Securities.

(a) If on any Distribution Date the Paying Agent lacks funds available from payments of dividends to make full Distributions then due on all of the outstanding Trust Securities in accordance with Section 4.1, then the available funds from the Sponsor’s payment of dividends on the Preferred Stock shall be applied first to make Distributions then due on the Apex on a pro rata basis on such Distribution Date up to the amount of such Distributions corresponding to dividends on the Preferred Stock (or, if less, the amount of the corresponding Distributions that would have been made on the Apex had the Sponsor paid a full dividend on the Preferred Stock) before any such amount is applied to make a Distribution on Common Securities on such Distribution Date.

(b) If on any Redemption Date for a redemption pursuant to Section 4.2(a) the Paying Agent lacks funds available from the Sponsor’s redemption of shares of Preferred Stock to pay the full Redemption Price then due on all of the outstanding Trust Securities to be redeemed in accordance with Section 4.2, then (i) the available funds shall be applied first to pay the Redemption Price on the Apex to be redeemed on such Redemption Date and (ii) Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full Redemption Price on the Apex to be redeemed, as aforesaid.

(c) If an Early Dissolution Event occurs, no Liquidation Distributions shall be made on the Common Securities until full Liquidation Distributions have been made on each Series of Apex in accordance with Section 9.4(d).

(d) In the case of the occurrence of any Event of Default resulting from any Preferred Stock Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Apex have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Apex have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Apex and not on behalf of the Holders of the Common Securities, and only the Holders of the Apex will have the right to direct the Property Trustee to act on their behalf.

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Section 4.4 Payment Procedures.

Payments of cash Distributions in respect of the Apex shall, subject to the next succeeding sentence, be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Apex are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency by wire transfer of immediately available funds. A Holder of $1,000,000 or more in aggregate Liquidation Amount of Apex may receive payments of cash Distributions by wire transfer of immediately available funds upon written request to the Property Trustee not later than the 15th calendar day, whether or not a Business Day, before the relevant Distribution Date. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee, the Paying Agent and the Holders of the Common Securities.

Section 4.5 Tax Returns and Reports.

The Administrative Trustees shall prepare (or cause to be prepared), at the Sponsor’s expense, and file all U.S. federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrative Trustees shall provide the Sponsor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees shall comply with all withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities. Such withholding or backup withholding (if any) shall be deducted from any payment and shall be considered as duly paid under the terms of this Second Amended and Restated Trust Agreement and the Trust Securities. The Paying Agent shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax. The Sponsor, the Issuer Trustees and the Paying Agent agree to cooperate and to provide the other with such information as each may have in its possession to enable the determination of whether any payments pursuant to this Second Amended and Restated Trust Agreement are subject to withholding under Section 1471(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise required under Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”).

Section 4.6 Payment of Expenses of the Issuer Trust.

The Sponsor shall pay to the Issuer Trust, and reimburse the Issuer Trust for, the full amount of any costs, expenses or liabilities of the Issuer Trust (other than obligations of the Issuer Trust to pay the Holders of any Apex or other similar interests in the Issuer Trust the amounts due such Holders pursuant to the terms of the Apex or such other similar interests, as the case may be), including, without limitation, any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority. Such payment obligation includes any such costs, expenses or liabilities of the Issuer Trust that are required by applicable law to be satisfied in connection with a dissolution of the Issuer Trust.

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Section 4.7 Exchanges.

(a) If at any time the Sponsor or any of its Affiliates (in either case, a “Sponsor Affiliated Owner”) is the Owner of any Apex, such Sponsor Affiliated Owner shall have the right to deliver to the Property Trustee all or such portion of its Apex as it elects and receive, in exchange therefor, a Like Amount of Preferred Stock. Such election (i) shall be exercisable by such Sponsor Affiliated Owner delivering to the Property Trustee a written notice of such election specifying the Liquidation Amount of the Apex with respect to which such election is being made and the date on which such exchange shall occur and (ii) shall be conditioned upon such Sponsor Affiliated Owner having delivered or caused to be delivered to the Property Trustee or its designee the Apex which are the subject of such election by 10:00 A.M. New York City time, on the date on which such exchange is to occur. After the exchange, such Apex will be cancelled and will no longer be deemed to be Outstanding and all rights of the Sponsor or its Affiliate(s) with respect to such Apex will cease. In the event such Apex are Book-Entry Apex, upon such exchange the Property Trustee, in its capacity as Securities Registrar, shall cause an annotation to be made on the Book-Entry Apex Certificate or Certificates evidencing such Book-Entry Apex to evidence the reduction in the liquidation amount thereof resulting from such cancellation.

(b) Notwithstanding anything else in this Trust Agreement to the contrary, in order to effectuate the exchanges contemplated by this Section 4.7, the Issuer Trust is hereby authorized to execute, deliver and perform, and the Sponsor or any Administrative Trustee on behalf of the Issuer Trust, acting singly or collectively, is hereby authorized to execute and deliver on behalf of the Issuer Trust, an exchange agreement, cancellation letter, and any and all other documents, agreements, or certificates contemplated by or related to the exchanges made pursuant to this Section 4.7, in each case without further vote or approval of any other Person.

ARTICLE V

TRUST SECURITIES CERTIFICATES

Section 5.1 Initial Ownership.

Upon the formation of the Issuer Trust and the contribution by the Sponsor pursuant to the Original Trust Agreement and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Sponsor shall be the sole beneficial owner of the Issuer Trust.

Section 5.2 The Trust Securities Certificates.

The Apex Certificates shall be issued in minimum denominations of one Apex and integral multiples thereof (corresponding to $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof), and the Common Securities Certificates shall be issued in minimum denominations of one Common Security and integral multiples thereof (corresponding to $1,000 Liquidation Amount and integral multiples thereof). Apex Certificates and Common Securities Certificates shall not be issued in denominations representing fractions of an Apex or Common Security, as applicable. The Apex Certificates (other than Apex Certificates issued by the 2007 Trust evidencing Predecessor Apex) shall be executed on behalf of the Issuer Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, Administrative Trustees shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be

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Administrative Trustees prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Section 5.4 or 5.11.

Section 5.3 Execution and Delivery of Trust Securities Certificates.

At or after the Effective Time, upon the request of the Holder of any Trust Securities represented by a Predecessor Common Securities Certificate or Predecessor Apex Certificate issued prior to the Effective Time and surrender of such certificate, an Administrative Trustee shall cause Trust Securities Certificates of the applicable Series to be executed on behalf of the Issuer Trust and delivered to such Holder.

Section 5.4 Registration of Transfer and Exchange of Apex Certificates.

The Administrative Trustees shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Apex Certificates (the “Securities Register”) in which the Securities Registrar, subject to such reasonable regulations as it may prescribe, shall provide for the registration of Apex Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Apex Certificates as herein provided. The provisions of Sections 8.1 (other than (c), (d), (e)(i), (e)(iii) and (e)(vii) thereof), 8.3 (other than (g) and (j) thereof) and 8.6 shall apply to the Securities Registrar in the same manner that by their terms they apply to the Property Trustee, mutatis mutandis. The Administrative Trustees shall take such action as shall be necessary to ensure that at all times there is a Securities Registrar. By executing this Trust Agreement, the Administrative Trustees appoint The Bank of New York Mellon as the initial Securities Registrar. Subject to the second preceding sentence, the Administrative Trustees may dismiss the Securities Registrar and appoint a commercial bank or trust company to act as successor Securities Registrar. Any Person acting as Securities Registrar shall be permitted to resign as Securities Registrar upon 30 days’ written notice to the Administrative Trustees and the Property Trustee.

Upon surrender for registration of transfer of any Apex Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute on behalf of the Issuer Trust and deliver, in the name of the designated transferee or transferees, one or more new Apex Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. At the option of a Holder, Apex Certificates may be exchanged for other Apex Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Apex Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8. Neither the Issuer Trust nor the Securities Registrar shall be required, pursuant to the provisions of this Section 5.4, (a) to register the transfer of or exchange any Apex during a period beginning at the opening of business 15 days before the day of selection for redemption of Apex and ending at the close of business on the day of mailing of notice of redemption or (b) to transfer or exchange any Apex so selected for redemption in whole or in part, except, in the case of any Apex to be redeemed in part, any portion thereof not to be redeemed.

Every Apex Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative

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Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Apex Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by an Administrative Trustee or the Securities Registrar in accordance with such Person’s customary practice.

No service charge shall be made for any registration of transfer or exchange of Apex Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Apex Certificates.

Section 5.5 Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.5, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 5.6 Persons Deemed Holders.

The Issuer Trustees, the Paying Agent and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and, except as set forth in the definition of Holder herein, for all other purposes whatsoever, and none of the Issuer Trustees, the Paying Agent and the Securities Registrar shall be bound by any notice to the contrary.

Section 5.7 List of Holders’ Names and Addresses.

Each of the Sponsor and any one of the Administrative Trustees will furnish or cause to be furnished to the Property Trustee:

(i) monthly, quarterly or semi-annually, as the case may be, not more than 15 days after each regular record date in each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of Trust Securities as of such regular record date, and

(ii) at such other times as the Property Trustee may request in writing, within 30 days after the receipt by the Sponsor and the Administrative Trustees of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished,

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excluding from any such list names and addresses received by the Property Trustee at any time that is acting as Securities Registrar.

The Property Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Property Trustee as provided in this Section 5.7 and the names and addresses of Holders received by the Property Trustee at any time that is acting as Securities Registrar. The Property Trustee may destroy any list furnished to it as provided in this Section 5.7 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights and privileges of the Property Trustee, shall be as provided in the Trust Indenture Act.

Each Holder and each Owner shall be deemed to have agreed not to hold the Sponsor, the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Securities Registrar accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 5.8 Maintenance of Office Agency.

The Administrative Trustees shall designate an office or offices or agency or agencies where Apex Certificates may be surrendered for registration of transfer or exchange and for payment, and where notices and demands to or upon the Trustees in respect of this Trust Agreement and the Trust Securities Certificates may be served. The Administrative Trustees initially designate the Security Registrar’s Corporate Trust Office, as their office and agency for such purposes of surrendering for registration of transfer or exchange and for payment and designate Security Registrar’s Corporate Trust Office, as their office and agency for the purposes of serving such demands and notices. An Administrative Trustee shall give prompt written notice to the Sponsor, the Property Trustee and to the Holders of any change in the location of the Securities Register or any such office or agency.

Section 5.9 Appointment of Paying Agent.

The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in their sole discretion. The Paying Agent shall initially be The Bank of New York Mellon. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Administrative Trustees and the Property Trustee. If The Bank of New York Mellon shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Property Trustee and the Sponsor to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or

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additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1 (other than (c), (d), (e)(i), (e)(iii) and (e)(vii) thereof), 8.3 (other than (g) and (j) thereof) and 8.6 shall apply also to the Paying Agent for so long as it shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder, in the same manner that by their terms they apply to the Property Trustee, mutatis mutandis. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.10 Ownership of Common Securities by Sponsor; Common Securities Certificate.

(a) At the Effective Time and pursuant to the Agreement of Merger, the Sponsor shall acquire beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Sponsor into another Person, or any conveyance, transfer or lease by the Sponsor of its properties and assets substantially as an entirety to any Person pursuant to Section 8.1 of the Base Indenture, any attempted transfer of the Common Securities other than to a direct or indirect subsidiary of the Sponsor shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Sponsor to contain a legend consistent with this Section 5.10.

(b) A single Common Securities Certificate representing the Common Securities shall be issued to the Sponsor in the form of a definitive Common Securities Certificate.

Section 5.11 Book-Entry Apex Certificates.

(a) Except where Definitive Apex Certificates have been issued to Owners pursuant to Section 5.13:

(i) the provisions of this Section 5.11(a) shall apply and be in full force and effect;

(ii) the Securities Registrar, the Paying Agent and the Issuer Trustees shall be entitled to deal with the Clearing Agency, or its nominee, for all purposes of this Trust Agreement relating to the Book-Entry Apex Certificates (including the payment of the Liquidation Amount of and Distributions on the Apex evidenced by Book-Entry Apex Certificates and the giving of instructions or directions to Owners of Apex evidenced by Book-Entry Apex Certificates) as the sole Holder of Apex evidenced by Book-Entry Apex Certificates and shall have no obligations to the Owners thereof, and neither any Clearing Agency Participants nor any other Persons on whose behalf Clearing Agency Participants may act shall have any rights under this Trust Agreement with respect to any Book-Entry Apex Certificates registered in the name of the Clearing Agency or any nominee thereof or otherwise;

(iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

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(iv) the rights of the Owners of the Book-Entry Apex Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Apex Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Apex to such Clearing Agency Participants. Notwithstanding the foregoing, (x) the Holder of a Book-Entry Apex Certificate may grant proxies and otherwise authorize any Person, including the Clearing Agency Participants and other Persons that are Owners, to take any action that a Holder of Apex is entitled to take under this Trust Agreement or the Apex, and (y) nothing herein shall prevent the Securities Registrar or the Issuer Trustees from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or shall impair, as between the Clearing Agency and the Clearing Agency Participants, the operation of customary practices governing the exercise of the rights of an Owner of any Apex.

(b) Any Book-Entry Apex Certificate shall represent such number of the Outstanding Apex as shall be specified therein and may provide that it shall represent the aggregate number of Outstanding Apex from time to time endorsed thereon and that the aggregate number of Outstanding Apex represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers, redemptions or exchanges (including exchanges pursuant to Section 4.7).

(c) Any Book-Entry Apex Certificate may be deposited with the Clearing Agency or its nominee, or may remain in the custody of the Certificate Custodian.

(d) Notwithstanding Section 5.4, transfers of a Book-Entry Apex Certificate shall be limited to transfers in whole, but not in part, to the Clearing Agency, its successors or their respective nominees. Interests of Owners in a Book-Entry Apex Certificate may be transferred in accordance with the rules and procedures of the Clearing Agency. Definitive Apex Certificates shall be transferred to Owners in exchange for their beneficial interests in a Book-Entry Apex Certificate if, and only if, either (1) the Clearing Agency notifies the Sponsor and the Securities Registrar that it is unwilling or unable to continue as Clearing Agency for the Book-Entry Apex or if at any time the Clearing Agency ceases to be a Clearing Agency registered under the Exchange Act and, in either case, a successor Clearing Agency is not appointed by the Sponsor within 90 days of such notice, (2) an Event of Default has occurred and is continuing and the Securities Registrar has received a request from the Clearing Agency to issue Definitive Apex Certificates in lieu of all or a portion of the Book-Entry Apex (in which case an Administrative Trustee shall execute and deliver Definitive Apex Certificates within 30 days of such request), or (3) the Sponsor determines not to have the Apex represented by the Book-Entry Apex Certificates.

(e) In connection with any transfer of a portion of the beneficial interests in a Book-Entry Apex Certificate to Owners pursuant to this Section 5.11, the Securities Registrar shall reflect on its books and records the date and a decrease in the number of Book-Entry Apex in an amount equal to the number of such Apex to be transferred, and an Administrative Trustee shall execute and deliver one or more Definitive Apex Certificates representing the appropriate number of Apex.

(f) In connection with the transfer of all the beneficial interests in a Book-Entry Apex Certificate to Owners pursuant to this Section 5.11, the Book-Entry Apex Certificates shall

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be deemed to be surrendered to the Securities Registrar for cancellation, and an Administrative Trustee shall execute and deliver to each Owner identified by the Clearing Agency in exchange for its beneficial interest in the Book-Entry Apex Certificate being canceled, a Definitive Apex Certificate representing an equal number of Apex.

(g) None of the Issuer Trustees, the Securities Registrar, the Paying Agent or the Sponsor will have any responsibility or liability for any acts or omissions of any Clearing Agency with respect to any Book-Entry Apex, or any aspect of the records relating to, or payments made on account of, Apex by the Clearing Agency, or for maintaining, supervising or reviewing any records of the Clearing Agency relating to the Apex, or for any transactions between or among a Clearing Agency and a Clearing Agency Participant and/or an Owner of a beneficial interest in any Book-Entry Apex for transfers of beneficial interests in any Book-Entry Apex. None of the Issuer Trustees, the Securities Registrar, the Paying Agent or the Sponsor shall be liable for any delay by the Clearing Agency in identifying Owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Clearing Agency for all purposes (including with respect to the registration and delivery, in the respective amounts, of Definitive Apex Certificates to be issued).

Section 5.12 Notices to Clearing Agency.

To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Apex are represented by Book-Entry Apex Certificates, the Administrative Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

Section 5.13 Definitive Apex Certificates.

The Apex Certificates issued at the Effective Time shall be issued as Book-Entry Apex Certificates in accordance with Section 2.4. Additionally, if (a) the Sponsor advises the Issuer Trustees in writing that the Clearing Agency (i) has notified the Sponsor that it is unwilling or unable to continue as Clearing Agency for such Apex Certificates and no successor Clearing Agency has been appointed within 90 days of this notice or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Clearing Agency is required to be so registered to act as a depositary and no successor Clearing Agency has been appointed within 90 days after the Sponsor has learned that the Clearing Agency has ceased to be so registered, (b) a Preferred Stock Event of Default has occurred and is continuing, (c) the Sponsor at its option advises the Issuer Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency, or (d) Owners of Apex Certificates representing beneficial interests aggregating at least a Majority in Liquidation Amount of the Apex, advise the Administrative Trustees in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Apex Certificates, then the Administrative Trustees shall notify the other Issuer Trustees and the Clearing Agency, and the Clearing Agency, in accordance with its customary rules and procedures, shall notify all Clearing Agency Participants for whom it holds Apex of the occurrence of any such event and of the availability of the Definitive Apex Certificates to Owners of such Series, as applicable, requesting the same. Upon surrender to the Administrative Trustees of the typewritten Apex Certificate or Certificates representing the Book-Entry Apex Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Apex Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Issuer Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive

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Apex Certificates, the Issuer Trustees shall recognize the Holders of the Definitive Apex Certificates as holders of Trust Securities. The Definitive Apex Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees that meets the requirements of any stock exchange or automated quotation system on which the Apex are then listed or approved for trading, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

Section 5.14 Rights of Holders; Waivers of Past Defaults.

(a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the beneficial interest in the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Apex shall have no preemptive or similar rights and when issued and delivered to Holders in accordance with Section 2.4 will be fully paid and nonassessable beneficial interests in the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(b) Except as otherwise provided in Section 5.14(a), the Holders of at least a Majority in Liquidation Amount of the Apex may, on behalf of the Holders of all the Apex, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising there from shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

(c) Notwithstanding any other provision of this Trust Agreement, the right of any Holder to receive payment of any Distributions on, or the Redemption Price of, any Apex or any Liquidation Distribution, on or after the respective due dates expressed herein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

(d) The Sponsor, in its capacity as the guarantor under the Guarantee Agreement, agrees that, to the fullest extent permitted by applicable law, each Holder has the right to institute a proceeding directly against the Sponsor for enforcement of the rights of a holder of Preferred Stock to the extent of an interest in Preferred Stock corresponding to the aggregate liquidation amount of such Holder’s Apex, as specified in the Guarantee Agreement.

Section 5.15 CUSIP Numbers.

The Administrative Trustees may use “CUSIP” numbers with respect to the Apex (if then generally in use), and, if so, the Property Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Apex or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Apex, and any such redemption shall not be affected by any defect in or omission of such numbers. The Administrative Trustees will promptly notify the Property Trustee of any change in the CUSIP numbers.

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ARTICLE VI

ACTS OF HOLDERS; MEETINGS; VOTING

Section 6.1 Limitations on Voting Rights.

(a) Except as expressly provided in this Trust Agreement and as otherwise required by law, no Holder of Apex shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

(b) So long as any shares of Preferred Stock are held by the Property Trustee on behalf of the Issuer Trust, the Issuer Trustees shall not waive any Preferred Stock Default without obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Apex then Outstanding. Additionally, in addition to and notwithstanding the foregoing, the Issuer Trustees shall not consent to any amendment to the Certificate of Designation or the Sponsor’s certificate of incorporation that would change the dates on which dividends are payable on the Preferred Stock or the amount of such dividends, without the prior written consent of each Holder of Apex. In addition to obtaining the foregoing approvals of the Holders of Apex, prior to taking any of the foregoing actions, the Issuer Trustee shall, at the expense of the Sponsor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(c) No amendment to or modification of any Transaction Document that adversely affects the rights, duties or immunities of the Securities Registrar or the Paying Agent shall be effective as against any such affected party without its consent.

Section 6.2 Notice of Meetings.

Notice of all meetings of the Holders of the Apex, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 11.8 to each Holder of Apex entitled to attend such meeting, at such Holder’s registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

Section 6.3 Meetings of Holders of the Apex.

No annual meeting of Holders is required to be held. However, the Property Trustee or the Administrative Trustees shall call a meeting of the Holders of the Apex to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Apex; and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Apex to vote on any matters as to which such Holders are entitled to vote.

The Holders of at least a Majority in Liquidation Amount of the Apex entitled to attend a meeting, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Apex.

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If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Apex representing at least a Majority in Liquidation Amount of the Apex entitled to attend such meeting held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Apex invited to attend such meeting, unless this Trust Agreement requires a greater number of affirmative votes.

Section 6.4 Voting Rights.

Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

Section 6.5 All Votes Must Be Made by a United States Person.

Voting and consensual rights available to or in favor of Holders or Owners under this Trust Agreement may be exercised only by a United States Person that is a beneficial owner of a Trust Security or by a United States Person acting as irrevocable agent with discretionary powers for the beneficial owner of a Trust Security that is not a United States Person. Holders that are not United States Persons must irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights.

Section 6.6 Proxies, Etc.

At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Issuer Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

Section 6.7 Holder Action by Written Consent.

Any action that may be taken by Holders at a meeting may be taken without a meeting and without prior notice if Holders holding at least a Majority in Liquidation Amount of all Apex entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing.

Section 6.8 Record Date for Voting and Other Purposes.

For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not

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more than 90 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes. The Administrative Trustees shall cause a notice of any such date fixed in respect of any such distribution to be forwarded to each Paying Agent and the Property Trustee.

Section 6.9 Acts of Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee and the Administrative Trustees. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee receiving the same deems sufficient.

The ownership of Trust Securities shall be proved by the Securities Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

If any dispute shall arise between the Holders and the Issuer Trustees or among the Holders or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

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Section 6.10 Inspection of Records.

Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder’s interest as a Holder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1 Representations and Warranties of the Property Trustee and the Delaware Trustee.

The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Sponsor and the Holders that:

(a) the Property Trustee is a New York banking corporation, duly organized and validly existing under the laws of the State of New York;

(b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(c) the Delaware Trustee is a Delaware banking corporation, duly organized and validly existing under the laws of the State of Delaware;

(d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of shareholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the charter or by-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States, governing the banking or trust powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

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(g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as the case may be) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the State of Delaware, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context), other than the filing of the Certificate of Trust with the Delaware Secretary of State; and

(h) there are no proceedings pending or, to the best of each of the Property Trustee’s and the Delaware Trustee’s knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

Section 7.2 Representations and Warranties of Sponsor.

The Sponsor hereby represents and warrants for the benefit of the Holders that:

(a) the Trust Securities Certificates issued on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement (or, in the case of the Predecessor Trust Securities Certificates and Predecessor Common Securities Certificates, by an administrative trustee of the 2007 Trust pursuant to the terms and provisions of, and in accordance with the requirements of, the 2007 Declaration of Trust), and the Holders will be, as of such date, entitled to the benefits of this Trust Agreement; and

(b) there are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by any Issuer Trustee of this Trust Agreement.

ARTICLE VIII

THE ISSUER TRUSTEES

Section 8.1 Certain Duties and Responsibilities.

(a) The duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Agreement, subject to Section 11.10. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Issuer Trustees to expend or risk its or their own funds or otherwise incur any financial liability in the performance of any of its or their duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds

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for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Section 8.1. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee’s good faith reliance on the provisions of this Trust Agreement. Except as otherwise required by the Trust Indenture Act and the Commission’s rules thereunder applicable to indentures qualified under such Act, the provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Sponsor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

(b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to such Holder for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

(c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement and the Transaction Agreements for the benefit of the Holders.

(d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 11.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred, the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 11.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 11.10); and

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(B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Trust Agreement;

(ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Sponsor or the Holders of at least a Majority in Liquidation Amount of the Apex, relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

(iv) the Property Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Preferred Stock and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

(v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

(vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees, the Sponsor, the Securities Registrar, the Paying Agent or any other Person, with their respective duties under this Trust Agreement or any Transaction Document, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee, the Administrative Trustees, the Sponsor, the Securities Registrar, the Paying Agent or any other Person; and

(vii) subject to Section 8.1(c), no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Issuer Trustees or the Sponsor with their respective duties under this Trust Agreement, nor shall either Administrative Trustee be liable for the default or misconduct of any other Issuer Trustee or the Sponsor.

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Section 8.2 Certain Notices.

Within 30 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee or the Administrative Trustees, the Property Trustee or the Administrative Trustees shall transmit, in the manner and to the extent provided in Section 11.8, notice of such Event of Default to the Holders of each Apex, unless such Event of Default shall have been cured or waived.

For so long as shares of Preferred Stock are included within the Trust Property, within five Business Days after the receipt of notice of the Sponsor’s determination not to pay dividends on a dividend payment date, the Property Trustee shall transmit, in the manner and to the extent provided in Section 11.8, notice of such decision to the Holders of the Apex, unless such notice shall have been revoked.

The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice or a Responsible Officer of the Property Trustee charged with the administration of this Trust Agreement shall have obtained actual knowledge of such Event of Default.

Section 8.3 Certain Rights of Property Trustee.

Subject to the provisions of Section 8.1:

(a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Apex are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Sponsor requesting the Sponsor’s opinion as to the course of action to be taken; provided, however, that if the Sponsor fails to deliver such opinion, the Property Trustee may take such action, or refrain from taking such action, as the Property Trustee shall deem advisable and in the interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

(c) any direction or act of the Sponsor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers’ Certificate;

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(d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

(e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

(f) the Property Trustee may consult with counsel of its own selection (which counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

(g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

(h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit at the expense of the Sponsor and in all events shall incur no liability of any kind by reason of such inquiry or investigation;

(i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible only for its own negligence or willful misconduct with respect to selection of any agent or attorney appointed by it hereunder and shall not be liable for any act or omission of such agent or attorney selected with due care;

(j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

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(k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement. No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty;

(l) the Property Trustee shall not be liable to the Sponsor or the Administrative Trustees for special, indirect or consequential damages except to the extent caused by its negligence, willful misconduct or bad faith;

(m) in no event shall the Property Trustee be responsible or liable to the Sponsor or the Administrative Trustees for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Property Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(n) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder.

Section 8.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust and the Sponsor, and the Issuer Trustees do not assume any responsibility for their correctness.

Section 8.5 May Hold Securities.

Any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Issuer Trust with the same rights it would have if it were not Issuer Trustee or such other agent.

Section 8.6 Compensation; Indemnity; Fees.

The Sponsor agrees:

(a) to pay to the Issuer Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be separately agreed by the Sponsor and the Issuer Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

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(b) except as otherwise expressly provided herein, to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by their own negligence, bad faith or willful misconduct; and

(c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) any Affiliate of any Issuer Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (iv) any employee or agent of the Issuer Trust (referred to herein as an “Indemnified Person”) from and against any loss, damage, liability, action, suit, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or dissolution of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.

The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the removal or resignation of any Issuer Trustee. No Issuer Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

Notwithstanding any provision of law or equity, the Sponsor and any Issuer Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Notwithstanding any provision of law or equity, neither the Sponsor nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Sponsor and any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Notwithstanding any provision of law or equity, any Issuer Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as Depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

Section 8.7 Corporate Property Trustee Required; Eligibility of Issuer Trustees and Administrative Trustees.

(a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and

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surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

(b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

(c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

Section 8.8 Conflicting Interests.

(a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

(b) The Guarantee Agreement shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

Section 8.9 Co-Trustees and Separate Trustee.

Unless and until a Preferred Stock Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of Common Securities and the Administrative Trustees shall have the power to appoint one or more Persons either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If a Preferred Stock Event of Default shall have occurred and be continuing, the Property Trustee shall have the sole power to so appoint such a co-trustee or separate trustee, and upon the written request of the Property Trustee, the Sponsor, and the Administrative Trustees shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, such co-trustee or separate trustee. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

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Should any written instrument from the Sponsor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Sponsor.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee or an Administrative Trustee on behalf of the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

(b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Sponsor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Preferred Stock Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Sponsor. Upon the written request of the Property Trustee, the Sponsor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.

No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

(d) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

(e) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 8.10 Resignation and Removal; Appointment of Successor.

No resignation or removal of any Issuer Trustee (the “Relevant Trustee”) and no appointment of a successor Issuer Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of Section 8.11.

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Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders and by appointing a successor Relevant Trustee. The Relevant Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements its expenses and charges to serve as the Relevant Trustee on a form provided by the Administrative Trustees, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the successor Issuer Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Sponsor, in the case of the Property Trustee, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

The Administrative Trustees, or any of them, may be removed at any time by Act of the Holders of Common Securities delivered to the Relevant Trustee.

The Property Trustee or the Delaware Trustee, or both of them, may be removed by Act of the Holders of at least a Majority in Liquidation Amount of the Apex, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Issuer Trust) (i) for cause (including upon the occurrence of an Event of Default described in subparagraph (c) of the definition thereof with respect to the Relevant Trustee), or (ii) at any time if a Preferred Stock Event of Default shall have occurred and be continuing. Unless and until a Preferred Stock Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at any time by Act of the Holders of the Common Securities.

If a resigning Property Trustee or Delaware Trustee shall fail to appoint a successor, or if the Property Trustee or the Delaware Trustee shall be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of the Property Trustee or the Delaware Trustee for any cause, the Holders of the Common Securities by Act of such Holders delivered to the Relevant Trustee or, if a Preferred Stock Event of Default shall have occurred and be continuing, the Holders of the Apex, by Act of the Holders of not less than 25% in aggregate Liquidation Amount of the Apex then Outstanding delivered to such Relevant Trustee, may appoint a successor Relevant Trustee or Issuer Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holders of the Common Securities or Apex, as the case may be, and accepted appointment in the manner required by Section 8.11, any Holder, on behalf of such Holder and all others similarly situated, or any other Issuer Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 11.8 and shall give notice to the Sponsor and to the Administrative Trustees. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Property Trustee following the procedures regarding expenses and charges set forth above (with the successor being a Person who satisfies the eligibility requirement for the Delaware Trustee set forth in Section 8.7).

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Section 8.11 Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (if requested by the Sponsor) and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee, other than the filing of an amendment to the Certificate of Trust to the extent required under the Delaware Statutory Trust Act; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

Upon request of any such successor Relevant Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

Section 8.12 Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto, other than the filing of an amendment to the Certificate of Trust to the extent required under the Delaware Statutory Trust Act.

Section 8.13 Preferential Collection of Claims Against Sponsor or Issuer Trust.

If and when the Property Trustee shall be or become a creditor of the Sponsor or the Issuer Trust (or any other obligor upon the Apex), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Sponsor or the Issuer Trust (or any such other obligor).

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Section 8.14 Property Trustee May File Proofs of Claim.

In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.15 Reports by Property Trustee.

(a) Within 60 days after May 15 of each year commencing with May 15, 2016, the Property Trustee shall transmit to all Holders in accordance with Section 11.8, and to the Sponsor, a brief report dated as of the immediately preceding May 15 with respect to:

(i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

(ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Effective Time) ending with such May 15 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

(iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

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(b) In addition, the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange or interdealer quotation system or self-regulatory organization upon which the Apex are listed or quoted, if any, and with the Commission, the Sponsor and the relevant stock exchange or self-regulatory organization. The Sponsor will promptly notify the Property Trustee in writing when the Apex are listed or quoted on any national stock exchange or interdealer quotation system or self-regulatory organization and any delisting or cancellation thereof.

Section 8.16 Reports to the Property Trustee.

Each of the Sponsor and the Administrative Trustees shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Sponsor and the Administrative Trustees shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants (if any) applicable to such Person hereunder.

Section 8.17 Evidence of Compliance with Conditions Precedent.

Each of the Sponsor and the Administrative Trustees shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.

Section 8.18 Number of Issuer Trustees.

(a) The number of Issuer Trustees shall be five, unless the Property Trustee also acts as the Delaware Trustee, in which case the number of Issuer Trustees may be four.

(b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

(c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul, terminate or dissolve the Issuer Trust.

Section 8.19 Delegation of Power.

(a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a) or making any governmental filing.

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(b) The Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

ARTICLE IX

DISSOLUTION, LIQUIDATION AND MERGER

Section 9.1 Perpetual Existence.

The Issuer Trust shall have perpetual existence and shall be dissolved only in accordance with this Article IX.

Section 9.2 Early Dissolution.

The first to occur of any of the following events is an “Early Dissolution Event”:

(a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Sponsor, unless the Common Securities shall be transferred as provided by Section 5.10, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

(b) the redemption of all of the Apex in accordance with the provisions of this Trust Agreement; and

(c) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

If an Early Dissolution Event occurs, Section 9.4 shall apply.

Section 9.3 Dissolution.

The respective obligations and responsibilities of the Issuer Trustees, the Administrative Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders. Immediately following the completion of the dissolution and winding up of the Issuer Trust, the Property Trustee and the Delaware Trustee shall (upon receipt of written instructions from the Sponsor) prepare, execute and file a certificate of cancellation of the Issuer Trust’s Certificate of Trust with the Office of the Secretary of State of the State of Delaware. For the avoidance of doubt, the Administrative Trustees shall not be required to sign such certificate of cancellation.

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Section 9.4 Liquidation.

(a) If an Early Dissolution Event specified in clause (a) of Section 9.2 occurs, the Issuer Trust shall be liquidated by the Property Trustee and the Administrative Trustees as expeditiously as the Property Trustee and the Administrative Trustees determine to be possible by distributing, after satisfying the requirement of Section 3808(e) of the Delaware Statutory Trust Act, to each Holder of Apex a Like Amount of Preferred Stock as of the date of such distribution, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee or the Administrative Trustees by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Apex at such Holder’s address appearing in the Securities Register. All such notices of liquidation shall:

(i) state the CUSIP Number of the Apex;

(ii) state the Liquidation Date;

(iii) state that from and after the Liquidation Date, the Apex will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Preferred Stock as of the date of such distribution, or if Section 9.4(d) applies, a right to receive a Liquidation Distribution; and

(iv) provide such information with respect to the mechanics by which Holders may exchange Apex Certificates for a Like Amount of Preferred Stock, or if Section 9.4(d) applies, receive a Liquidation Distribution, as the Administrative Trustees shall deem appropriate.

(b) Except where Section 9.2(b) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Preferred Stock to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation Date) and, establish such procedures as the Administrative Trustees shall deem appropriate to effect the distribution of Preferred Stock in exchange for the Outstanding Trust Securities Certificates.

(c) Except where Section 9.2(b) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Preferred Stock (or fractional interests in or depositary shares for Preferred Stock) will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the exchange agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Preferred Stock until such certificates are so surrendered (and until such certificates are so surrendered, no payments of dividends, redemption price or otherwise will be made to Holders of Trust Securities Certificates with respect to such Preferred Stock) and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive a Like Amount of Preferred Stock upon surrender of Trust Securities Certificates.

(d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Preferred Stock in the manner provided herein is determined by the Property Trustee and the Administrative Trustees not to be possible, or if an Early Dissolution Event specified in clause (b)

TRUST AGREEMENT

of Section 9.2 occurs, the Trust Property shall be liquidated, and the Issuer Trust’s affairs wound-up, by the Property Trustee and the Administrative Trustees in such manner as the Administrative Trustees determine. In such event, upon the winding-up of the Issuer Trust except with respect to an Early Dissolution Event specified in clause (b) of Section 9.2, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If, upon any such winding-up, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts), except that the right of Holders of the Common Securities to receive Liquidation Distributions will be subordinated to the right of Holders of Apex to receive Liquidation Distributions as provided in Section 4.3(c).

Section 9.5 Mergers, Consolidations, Amalgamations or Replacements of Issuer Trust.

The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to Section 9.4 or this Section 9.5 or as contemplated by the Merger (such Merger having been already fully authorized, approved and ratified in all respects and with no other action being needed to authorize such Merger). At the request of the Holders of the Common Securities, with the consent of the Administrative Trustees, but without the consent of the Holders of the Apex, the Property Trustee or the Delaware Trustee, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Apex, or (b) substitutes for the Apex other securities having substantially the same terms as the Apex (the “Successor Securities”) so long as the Successor Securities have the same priority as the Apex with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Apex are listed, (iii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Trust Property, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Apex (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Apex (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Apex (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act, (viii) the Issuer Trust has received an Opinion of Counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Issuer Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a

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corporation for U.S. federal income tax purposes and (ix) the Sponsor or its permitted transferee owns all of the Common Securities of such successor entity and the Sponsor guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. The Issuer Trust may with the consent of Holders of all of the Apex, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it even if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would otherwise not be permitted under (viii) of the preceding sentence.

ARTICLE X

OTHER APEX RELATED PROVISIONS

Section 10.1 Agreed Tax Treatment.

Each Holder of Apex agrees, by acceptance of Apex, and each Owner agrees, by acceptance of a beneficial interest in Apex, to treat for all U.S. federal income tax purposes (i) the Issuer Trust as one or more grantor trusts or agency arrangements, and (ii) itself as the owner of a Like Amount of Preferred Stock.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1 Limitation of Rights of Holders.

Except as set forth in Section 9.2, the death, dissolution, bankruptcy or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement nor dissolve, terminate or annul the Issuer Trust, nor entitle the legal representatives or heirs of such person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 11.2 Amendment.

(a) This Trust Agreement may be amended from time to time by the Administrative Trustees and the Holders of all of the Common Securities, without the consent of any Holder of the Apex, the Property Trustee or the Delaware Trustee (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes at all times that any Trust Securities are outstanding, to ensure that the Issuer Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the Apex as “allowable capital” within the meaning of the Securities and Exchange Commission’s rules

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applicable to consolidated supervised entities, (iii) to provide that Apex Certificates may be executed by an Administrative Trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by the Sponsor of an authentication agent, the fees and expenses of which will be paid by the Sponsor, a form of authentication certificate, and provisions to the effect that Apex Certificates that have been executed by an Administrative Trustee by facsimile signature shall not be entitled to any benefit under the Trust Agreement or be valid or obligatory for any purpose unless the certificate of authentication thereon has been executed by the authentication agent by manual signature, or (iv) require that holders that are not U.S. persons for U.S. Federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Issuer Trust will not be treated as a foreign trust for U.S. Federal income tax purposes; provided, however, that in the case of either clause (i) or (ii), such action shall not adversely affect in any material respect the interests of any Holder, the Property Trustee or the Delaware Trustee. Any such amendment shall become effective when notice is given to the Property Trustee and the Holders of the Apex.

(b) Except as provided in Section 11.2(c), any provision of this Trust Agreement may be amended by the Administrative Trustees and the Holders of all of the Common Securities and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Outstanding Apex, and (ii) receipt by the Issuer Trustees of an Opinion of Counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees or the Administrative Trustees in accordance with such amendment will not affect the Issuer Trust’s status as a grantor trust or cause the Issuer Trust to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or affect the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act.

(c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders, this Section 11.2(c) may not be amended.

(d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an “investment company” under the Investment Company Act or to be taxable as a corporation or to be classified as other than as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes. In particular, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Sponsor and the Administrative Trustees, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Sponsor or the Administrative Trustees.

(f) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Property Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Property Trustee or that adversely affects the Property Trustee.

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(g) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Delaware Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Delaware Trustee or that adversely affects the Delaware Trustee.

(h) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Securities Registrar and the Paying Agent, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Securities Registrar or the Paying Agent or that adversely affects the Securities Registrar or the Paying Agent.

(i) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Sponsor, the Property Trustee and the Delaware Trustee a copy of such amendment.

(j) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee and the Delaware Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

Section 11.3 Separability Clause.

In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.4 Governing Law; Waiver of Jury Trial.

This Trust Agreement and the Trust Securities shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of laws principles). EACH OF THE SPONSOR AND THE ADMINISTRATIVE TRUSTEES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND AMENDED AND RESTATED TRUST AGREEMENT, THE TRUST SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.5 Payments Due on Non-Business Day.

If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day, with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

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Section 11.6 Successors and Assigns.

All covenants and agreements in this Trust Agreement by each party hereto shall bind its successors and assigns, whether so expressed or not. Except in connection with a consolidation, merger or sale involving the Sponsor that is permitted under Article VIII of the Base Indenture and pursuant to which the assignee agrees in writing to perform the Sponsor’s obligations hereunder, the Sponsor shall not assign its obligations hereunder.

Section 11.7 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.8 Reports, Notices and Demands.

Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder, the Sponsor or the Administrative Trustees may be given or served in writing by deposit thereof, first-class, postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Apex, to such Holder as such Holder’s name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Sponsor, to The Goldman Sachs Group, Inc., 200 West Street, New York, NY 10282, Attention: Corporate Treasury – Debt Administration, or to such other address as may be specified in a written notice by the Sponsor to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Sponsor or the Holder of the Common Securities shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Sponsor or the Holder of the Common Securities, as the case may be.

Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Issuer Trust shall be given in writing addressed to such Person as follows: (a) with respect to the Property Trustee, to The Bank of New York Mellon, 101 Barclay Street, Floor 7W, New York, New York, 10286, Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee, to BNY Mellon Trust of Delaware, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware, 19809, Attention: Corporate Trust Services; (c) with respect to the Administrative Trustees, to them at the address above for notices to the Sponsor, marked “Attention: Administrative Trustees of Goldman Sachs Capital III”; and (d) with respect to the Issuer Trust, to its principal office specified in Section 2.2, with a copy to the Property Trustee. Such notice, demand or other communication to or upon the Issuer Trust, the Property Trustee or the Administrative Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust, the Property Trustee or such Administrative Trustee.

Section 11.9 Agreement Not to Petition.

Each of the Issuer Trustees and the Sponsor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been dissolved in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States

TRUST AGREEMENT

Bankruptcy Code) (collectively, “Bankruptcy Laws”) or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. If the Sponsor takes action in violation of this Section 11.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Sponsor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Sponsor against the Issuer Trust or the commencement of such action and raise the defense that the Sponsor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustee or the Issuer Trust may assert.

Section 11.10 Trust Indenture Act; Conflict with Trust Indenture Act.

(a) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Trust Agreement, the latter provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

(b) The Property Trustee shall be the only Issuer Trustee that is a trustee for the purposes of the Trust Indenture Act.

(c) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

Section 11.11 Acceptance of Terms of Trust Agreement and Guarantee Agreement.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND THE GUARANTEE AGREEMENT, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

* * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

TRUST AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Trust Agreement as of the day and year first above written.

The Goldman Sachs Group, Inc., as Sponsor

By:	/s/ James J. White, Jr.
Name:	James J. White, Jr.
Title:	Attorney-In-Fact

The Bank of New York Mellon, as Property Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

BNY Mellon Trust of Delaware, as Delaware Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

Goldman Sachs Capital V

/s/ Manda J. D’Agata
Manda J. D’Agata, as Administrative Trustee of the Issuer Trust

/s/ Steven M. Bunson
Steven M. Bunson, as Administrative Trustee of the Issuer Trust

/s/ Rajashree Datta
Rajashree Datta, as Administrative Trustee of the Issuer Trust

TRUST AGREEMENT

Exhibit A

CERTIFICATE OF TRUST

OF

GOLDMAN SACHS CAPITAL V

This Certificate of Trust of Goldman Sachs Capital V (the “Trust”), dated as of February 15, 2005, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the “Act”).

1. Name. The name of the statutory trust being formed hereby is Goldman Sachs Capital V.

2. Delaware Trustee. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

3. Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.

THE BANK OF NEW YORK (DELAWARE), not in its individual capacity, but solely as trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Asst. Vice President

A-1

TRUST AGREEMENT

EXHIBIT B

(FORM OF TRUST COMMON SECURITIES CERTIFICATE)

TO THE FULLEST EXTENT PERMITTED BY LAW, OTHER THAN A TRANSFER IN CONNECTION WITH A CONSOLIDATION OR MERGER OF THE GOLDMAN SACHS GROUP, INC. INTO ANOTHER PERSON, OR ANY CONVEYANCE, TRANSFER OR LEASE BY THE GOLDMAN SACHS GROUP, INC. OF ITS PROPERTIES AND ASSETS SUBSTANTIALLY AS AN ENTIRETY TO ANY PERSON, ANY ATTEMPTED TRANSFER OF THE COMMON TRUST SECURITIES EVIDENCED HEREBY OTHER THAN TO A DIRECT OR INDIRECT SUBSIDIARY OF THE GOLDMAN SACHS GROUP, INC. SHALL BE VOID.

10 TRUST COMMON SECURITIES

This Trust Common Securities Certificate certifies that {                    } is the registered Holder of 10 Common Trust Securities. Each Common Trust Security represents a beneficial interest in Goldman Sachs Capital III (the “Issuer Trust”), having a Liquidation Amount of $1,000. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Trust Securities are set forth in, and this certificate and the Common Trust Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of the Second Amended and Restated Trust Agreement of the Issuer Trust, dated as of March 23, 2016, as the same may be amended and restated from time to time (the “Trust Agreement”), including the designation of the terms of the Common Trust Securities as set forth therein. All capitalized terms used herein that are defined in the Trust Agreement have the meaning set forth therein.

IN WITNESS WHEREOF, the Issuer Trust acting through one of its Administrative Trustees has executed this Common Trust Securities Certificate.

Goldman Sachs Capital III, acting through one of its Administrative Trustees

By:
Name:

Date:

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EXHIBIT C

(FORM OF FACE OF APEX CERTIFICATE)

{For inclusion in Global Certificates only – THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR ITS NOMINEE. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.}

No.	Number of Apex:	CUSIP No. [ ]

GOLDMAN SACHS CAPITAL III

APEX

This Apex Certificate certifies that {                    } is the registered Holder of the number of Apex set forth above {for inclusion in Global Certificates only - or such other number of Apex reflected in the Schedule of Increases and Decreases in the Global Certificate attached hereto}. Each Apex represents a beneficial interest in Goldman Sachs Capital III (the “Issuer Trust”), having a Liquidation Amount of $1,000. The Apex are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Apex are set forth in, and this certificate and the Apex represented hereby are issued and shall in all respects be subject to the terms and provisions of the Second Amended and Restated Trust Agreement of the Issuer Trust, dated as of March 23, 2016, as the same may be amended and restated from time to time (the “Trust Agreement”), including the designation of the terms of the Apex as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by the Sponsor and The Bank of New York Mellon, as Guarantee Trustee, dated as of March 23, 2016 (the “Guarantee Agreement”). All capitalized terms used herein that are defined in the Trust Agreement have the meaning set forth therein.

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C-1

A copy of each of the Trust Agreement and the Guarantee Agreement is available for inspection at the offices of the Property Trustee.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereof.

IN WITNESS WHEREOF, the Issuer Trust acting through one of its Administrative Trustees has executed this Apex Certificate.

Goldman Sachs Capital III, acting through one of its Administrative Trustees

By
Name:

Date:

TRUST AGREEMENT

C-2

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian (cust)(minor) Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D.

or other Identifying Number of Assignee)

(Please print or type name and address including Postal Zip Code of Assignee)

the within Apex Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Apex Certificates on the books of Goldman Sachs Capital III, with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must

correspond with the name as it appears upon the

face of the within Apex Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

TRUST AGREEMENT

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